Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CYCLACEL PHARMACEUTICALS, INC.", CHANGING ITS NAME FROM "CYCLACEL PHARMACEUTICALS, INC." TO "BIO GREEN MED SOLUTION, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 2025, AT 1:51 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWELFTH DAY OF SEPTEMBER, A.D. 2025 AT 12:01 O'CLOCK A.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

2579644 8100
SR# 20253903364

Authentication: 204687285
Date: 09-08-25

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CYCLACEL PHARMACEUTICALS, INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

Cyclacel Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: The Board of Directors of the Corporation duly adopted resolutions approving the following amendments to the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), declaring said amendments to be advisable and providing for the consideration of such amendments at a special meeting of stockholders of the Corporation.

SECOND: On September 4, 2025, the special meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares required by statute were voted in favor of the amendments.

THIRD: Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: Article ONE of the Certificate of Incorporation is hereby amended in its entirety to state the following:

"The name of this corporation is Bio Green Med Solution, Inc. (the "Corporation")."

FIFTH: Article EIGHTH of the Certificate of Incorporation is hereby amended in its entirety to state the following:

"Any action required by law to be taken at any meeting of stockholders of the Corporation or any action which may be taken at a meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a written consent thereto is signed by stockholders holding at least a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote."

SIXTH: Article FIFTEENTH of the Certificate of Incorporation is hereby added to state the following:

"The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware."

SEVENTH: The foregoing amendment to the Certificate of Incorporation shall be effective as of 12:01 am Eastern Daylight Time on September 12, 2025.

IN WITNESS WHEREOF, Cyclacel Pharmaceuticals, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned, thereunto duly appointed, this 8th day of September 2025.

By: /s/ Datuk Dr. Doris Wong Sing Ee
Datuk Dr. Doris Wong Sing Ee
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:51 PM 09/08/2025
FILED 01:51 PM 09/08/2025
SR 20253903364 - File Number 2579644